Exhibit 5.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

November 30, 2004

The Board of Directors

Comverse Technology, Inc.

170 Crossways Park Drive

Woodbury, New York 11797

Comverse Technology, Inc.

Offer to Exchange

Zero Yield Puttable Securities due 2023

Ladies and Gentlemen:

We have acted as counsel to Comverse Technology, Inc., a New York corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-4 (Registration No. 333-             ), including a prospectus (the “Prospectus”) relating to the Company’s offer to exchange up to $420,000,000 aggregate principal amount of Zero Yield Puttable Securities due 2023 (the “New ZYPS”) for any and all outstanding Zero Yield Puttable Securities due 2023 (the “Existing ZYPS”). The New ZYPS will be convertible under certain circumstances into cash and shares, if any, of the Company’s common stock, par value $0.10 per share (the “Shares”). The New ZYPS are to be issued pursuant to the terms of an Indenture (the “Indenture”), to be dated as of the date of the initial issuance of the New ZYPS, between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), a copy of which was filed as an exhibit to the Registration Statement.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The form of Indenture, including the form of the New ZYPS.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The certificate of incorporation and by-laws of the Company, as amended through the date hereof.

(b)	Originals or copies of such corporate or other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

We have not independently established the validity of the foregoing assumptions.

Our opinion expressed herein is limited to the law of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.     The New ZYPS have been duly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Existing ZYPS as contemplated in the Registration Statement, the New ZYPS will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.     The Shares issuable upon conversion of the New ZYPS have been duly authorized, and such Shares, when issued and delivered upon conversion of such New ZYPS in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following qualifications:

(a)     Our opinion in paragraph 1 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)     Our opinion in paragraph 1 is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and that might affect the opinions expressed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

RE/SCC/DS/YJS

SMB